Exhibit 99.1

Multi Solutions II, Inc. Announces Plan for Filing of Articles of Dissolution

MIAMI – December 2, 2024 – (BUSINESS WIRE) — Multi Solutions II, Inc. (MUSS) (“Multi Solutions”) announced today the filing of its Articles of Dissolution with the Department of State of the State of Florida, with an effective date of December 2, 2024.

Multi Solutions’ actions to file the Articles of Dissolution are pursuant to the Plan of Complete Liquidation and Dissolution approved by Multi Solutions’ shareholders on October 16, 2024. Following the effectiveness of the Articles of Dissolution, Multi Solutions will file a Form 15 with the Securities and Exchange Commission to deregister its common stock. Multi Solutions has instructed its transfer agent to close Multi Solutions’ stock transfer records as of the close of business on December 2, 2024 and no longer to recognize or record any transfers of shares of Multi Solutions common stock after such date except by will, intestate succession or operation of law.

Statement under the Private Securities Litigation Reform Act of 1995.

Statements in this press release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. Among those risks and uncertainties are the risks surrounding the timing of suspension of trading and deregistration of our common stock. Any of these risks and uncertainties could cause our actual results to differ from those contained in the forward-looking statements.

CONTACT:

Lindsay Shain

President

Multi Solutions II, Inc.

(305) 579-8000

SOURCE: Multi Solutions II, Inc.